VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Annual Period Ended October 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS:MFG_Philadelphia:906007:v1

WS:MFG_Philadelphia:900470:v2